Exhibit 10(k)

DEFERRAL ELECTION FORM FOR
RESTRICTED PERFORMANCE SHARES

Print Name	Social	Security	Number

Residence Address

ELECTION TO DEFER
Your election relates only to amounts that become vested in calendar years after the year you file this election, as further designated below. Amounts deferred are subject to the claims of the Westamerica Bancorporation’s creditors in the event of bankruptcy or insolvency.
Please check one box:

I elect to defer payment of the Restricted Performance Shares in which I vest during the next calendar year to April 1 of the second following calendar year.

I elect to defer payment of the Restricted Performance Shares in which I vest during the next calendar year until the first day of the month following my termination of employment.

I elect to defer payment of the Restricted Performance Shares in which I vest during the next calendar year until the first day of the first month following the calendar year in which I terminate employment.

WITHHOLDING TAXES

Stock withholding. I irrevocably authorize the Corporation when making payment to me to withhold from the shares otherwise distributable that number of shares necessary to satisfy federal and state (or other) taxes owed on the distribution at the minimum rate determined by the Corporation.

SIGNATURE
I hereby make the elections designated in this form.

Signature	Date

Corporation Use
Rec’d:

By: